                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE                                  Contact:
---------------------                                  --------
July 26, 2004                                    Richard E. Leone
                                                 Manager - Investor Relations
                                                      330-544-7622
                                                      www.rtiintl.com


               RTI INTERNATIONAL ANNOUNCES SECOND QUARTER RESULTS
              ----------------------------------------------------

         Niles, Ohio - RTI International Metals, Inc., (NYSE: RTI) released results today for the second quarter of 2004.

         RTI reported net income for the second quarter of $0.4 million, or $0.02 per share, on sales of $55.6 million. Results included a $0.7 million credit to the Company's second quarter tax provision to reflect a change in estimate of 2004 tax liability. In the second quarter of 2003 the Company reported net income of $1.0 million, or $0.05 per share, on sales of $49.1 million.

         During the second quarter, the Titanium Group posted sales of $35.0 million, including intercompany sales of $22.1 million, generating an operating loss of $2.1 million, an improvement of $2 million over the first quarter of this year. Titanium mill product shipments for the second quarter were 1.5 million pounds at an average realized price of $14.02 per pound. During the second quarter of 2003, the Group had operating income of $1.3 million on sales of $40.8 million, including $27.0 million of intercompany sales.

         The Titanium Group's second quarter performance included a $3.0 million operating loss at its Niles, Ohio plant where non-represented personnel have been operating the facility since October, 2003 when former hourly employees declined a new contract offer. The Niles plant had an operating loss of $4.0 million in the first quarter of this year.

         The Fabrication & Distribution Group had operating income of $1.7 million on sales of $51.7 million during the second quarter, a $2.7 million improvement from the first quarter of 2004. The second quarter turnaround was due to the resolution of production problems on several RTI Energy projects and the continued strong performance of the Group's domestic distribution units. Results from the comparable period in 2003 were an operating loss of $0.7 million on sales of $38.4 million.

                                     (more)


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July 26, 2004
Page 2 of 4

         Timothy G. Rupert, President and CEO, commented, "RTI's operating performance improved considerably in the second quarter. We are particularly proud of the group operating our Niles plant, who are not only getting the job done with half as many people, but are continuously improving on their own performance.

         "The effects of the long downturn in commercial aerospace markets persist. New aircraft orders, which have received much attention in the media lately, should provide our industry with increased levels of operations and pricing in future periods. Until then, our goal will be to make the best of what aerospace has to offer, while growing our non-aerospace business and reducing production costs throughout."

         The statements in this release relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties. These statements include, but are not limited to, the ongoing impact of global events on the commercial aerospace industry, the war on terrorism, and the labor dispute; as well as, military spending, future global economic conditions, competitive nature of the markets for specialty metals, and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Actual results can differ materially from those forecasted or expected.


         RTI International Metals(R), headquartered in Niles, Ohio, is one of the world's largest producers of titanium. Through its various subsidiaries, RTI manufactures and distributes titanium and specialty metal mill products, extruded shapes, formed parts and engineered systems for aerospace, industrial, defense, energy, chemical and consumer applications for customers around the world.

         NOTE: RTI International Metals, Inc. has scheduled a conference call for Tuesday, July 27, 2004, at 3:30 p.m., Eastern Time, to discuss this press release. To participate in the call, please dial toll free (USA/Canada) 877-430-1679 or (International) 706-679-3712 a few minutes prior to the start time and specify the RTI International Metals Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on Saturday, July 31, 2004, by dialing (USA/Canada) 800-642-1687, or (International) 706-645-9291, and Conference ID # 8628125.

                                     (more)


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                         RTI INTERNATIONAL METALS, INC.
             CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                             (Dollars in thousands)


                                                         QUARTER ENDED                               SIX MONTHS ENDED
                                                            JUNE 30,                                     JUNE 30,
                                             ------------------------------------        ----------------------------------
                                                   2004                2003                    2004               2003
Sales                                           $     55,574     $        49,083          $     109,686      $     107,615
Cost of sales                                         47,500              40,551                 97,851             92,686
                                             ----------------    ----------------        ---------------    ---------------
Gross profit                                           8,074               8,532                 11,835             14,929
Selling, general and
     administrative expenses                           8,249               7,624                 16,815             15,255
Research, technical and
     product development expenses                        297                 307                    584                694
Other operating income - net                              97                   -                     97                  -
                                             ----------------    ----------------        ---------------    ---------------
Operating income                                        (375)                601                 (5,467)            (1,020)

Other income - net                                        54               1,233                  9,372             10,010
Interest income (expense)                                 24                (202)                    21               (370)
                                             ----------------    ----------------        ---------------    ---------------
Income before income taxes                              (297)              1,632                  3,926              8,620

Provision for income taxes                              (730)                621                    718              3,276
                                             ----------------    ----------------        ---------------    ---------------
Net income                                     $         433       $       1,011          $       3,208      $       5,344
                                             ================    ================        ===============    ===============

Net  income per common share:
         Basic                                 $        0.02       $        0.05          $        0.15      $        0.26
                                             ================    ================        ===============    ===============

         Diluted                               $        0.02       $        0.05          $        0.15      $        0.26
                                             ================    ================        ===============    ===============

Weighted Average Shares
     Outstanding (in thousands):
         Basic                                        21,202              20,835                 21,154             20,823

         Diluted                                      21,481              20,952                 21,622             20,924


                         RTI INTERNATIONAL METALS, INC.
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

                                                                JUNE 30,              DECEMBER 31,
                                                                  2004                    2003
                                                              (Unaudited)              (Audited)
                                                            ----------------        ---------------
ASSETS:
     Current assets
         Cash and cash equivalents                          $        77,603        $        67,970
         Accounts receivable                                         38,135                 30,855
         Inventories                                                140,313                153,497
         Current deferred income tax assets                           1,969                  5,251
         Other current assets                                         6,729                  3,284
                                                            ----------------        ---------------
     Total current assets                                           264,749                260,857
         Property, plant and equipment net                           81,746                 85,505
         Goodwill                                                    34,133                 34,133
         Noncurrent deferred income tax assets                        4,436                  5,616
         Other noncurrent assets                                      3,488                  3,823
                                                            ----------------        ---------------
     Total assets                                           $       388,552         $      389,934
                                                            ================        ===============

LIABILITIES AND STOCKHOLDERS' EQUITY:
     Current liabilities
         Accounts payable                                   $        12,400         $       14,008
         Accrued liabilities                                         12,264                 19,321
                                                            ----------------        ---------------
     Total current liabilities                                       24,664                 33,329
         Long-term debt                                                   -                      -
         Accrued pension cost                                        13,348                 12,445
         Accrued postretirement benefit cost                         20,806                 20,428
         Other noncurrent liabilities                                 6,239                  6,072
                                                            ----------------        ---------------
     Total liabilities                                               65,057                 72,274
     Total shareholders' equity                                     323,495                317,660
     Total liabilities and shareholders' equity             $       388,552         $      389,934
                                                            ================        ===============

                CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                     SIX MONTHS ENDED
                                                                          JUNE 30,
                                                          ---------------------------------------
                                                                2004                    2003
Cash provided by operating activities
     (adjustment for items not affecting funds from
     operations of $10,994 and $5,792 respectively)        $        9,818        $        15,307
Cash used in investing activities (net of asset
     disposals of $75 and $1,437 respectively)                     (2,219)                (1,726)
Cash used in financing activities                                   2,034                   (173)
                                                          ----------------        ---------------
Increase/(decrease) in cash and cash equivalents           $        9,633        $        13,408
Cash and cash equivalents at beginning of period                   67,970                 40,666
                                                          ----------------        ---------------
Cash and cash equivalents at end of period                $        77,603        $        54,074
                                                          ================        ===============


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